Exhibit 99.1

Union Pacific Reports Record First Quarter Results

First Quarter Diluted Earnings per Share up 15 percent

FOR IMMEDIATE RELEASE

First Quarter Results

•	Diluted earnings per share of $1.93 increased 15 percent.
•	Operating income totaled $2.0 billion, up 1 percent.
•	Operating ratio of 63.6 percent, improved 1.0 point.

Omaha, Neb., April 18, 2019 – Union Pacific Corporation (NYSE: UNP) today reported 2019 first quarter net income of $1.4 billion, or $1.93 per diluted share. This compares to $1.3 billion, or $1.68 per diluted share, in the first quarter 2018.

“We delivered record first quarter financial results driven by improved operating performance, while dealing with significant weather challenges,” said Lance Fritz, Union Pacific chairman, president and chief executive officer. “Unified Plan 2020 created a more resilient and robust network, allowing us to quickly return to normal operations.”

First Quarter Summary

Operating revenue of $5.4 billion was down 2 percent in the first quarter 2019 compared to the first quarter 2018. First quarter business volumes, as measured by total revenue carloads, decreased 2 percent compared to 2018. Volume increases in industrial and premium were more than offset by declines in energy and agricultural products. In addition:

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•	Quarterly freight revenue declined 2 percent compared to the first quarter 2018, as increased fuel surcharge revenue and core pricing gains were offset by lower volumes and negative mix.
•	Union Pacific’s 63.6 percent operating ratio improved 1.0 point compared to the first quarter 2018.
•	The $2.07 per gallon average quarterly diesel fuel price in the first quarter 2019 was 3 percent lower than the first quarter 2018.
•	Union Pacific recognized a payroll tax refund of $42 million, along with associated interest income of $27 million in the first quarter 2019.
•	Quarterly freight car velocity was 185 daily miles per car, a 7 percent improvement compared to the first quarter 2018.
•	Union Pacific’s reportable personal injury rate was 0.90 per 200,000 employee-hours, compared to 0.74 in the first quarter 2018.
•	The Company repurchased 18.1 million shares in the first quarter 2019 at an aggregate cost of $3.5 billion.

Summary of First Quarter Freight Revenues

•	Energy down 16 percent
•	Agricultural Products down 3 percent
•	Premium up 3 percent
•	Industrial up 5 percent

2019 Outlook

“We look to build on the momentum we had prior to the weather challenges and provide a consistent, reliable service product for our customers, while at the same time improving our operating efficiency,” Fritz said. “We remain focused on increasing shareholder returns through appropriate capital investments and returning excess cash to shareholders.”

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First Quarter 2019 Earnings Conference Call

Union Pacific will host its first quarter 2019 earnings release presentation live over the Internet and via teleconference on Thursday, April 18, 2019 at 8:45 a.m. Eastern Time.  The presentation will be webcast live over the internet on Union Pacific’s website at www.up.com/investor.  Alternatively, the webcast can be accessed directly through the following link.  Participants may join the conference call by dialing 877/407-8293 (or for international participants, 201/689-8349).

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. The railroad's diversified business mix is classified into its Agricultural Products, Energy, Industrial and Premium business groups. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Investor contact: Mike Miller at 402-544-4227 or mvmiller@up.com

Union Pacific Media contact: Raquel Espinoza at 402-544-5034 or respinoza@up.com

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels and its ability to improve network performance and customer service.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2018, which was filed with the SEC on February 8, 2019.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2019	2018	%
Operating Revenues
Freight revenues	$5,010	$5,122	(2)%
Other	374	353	6
Total operating revenues	5,384	5,475	(2)
Operating Expenses
Compensation and benefits	1,205	1,273	(5)
Purchased services and materials	576	599	(4)
Depreciation	549	543	1
Fuel	531	589	(10)
Equipment and other rents	258	266	(3)
Other	305	266	15
Total operating expenses	3,424	3,536	(3)
Operating Income	1,960	1,939	1
Other income/(expense)	77	(42)	F
Interest expense	(247)	(186)	33
Income before income taxes	1,790	1,711	5
Income taxes	(399)	(401)	-
Net Income	$1,391	$1,310	6%

Share and Per Share
Earnings per share - basic	$1.94	$1.69	15%
Earnings per share - diluted	$1.93	$1.68	15
Weighted average number of shares - basic	716.8	776.4	(8)
Weighted average number of shares - diluted	719.5	779.6	(8)
Dividends declared per share	$0.88	$0.73	21

Operating Ratio	63.6%	64.6%	(1.0)	pts
Effective Tax Rate	22.3%	23.4%	(1.1)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2019	2018	%
Freight Revenues (Millions)
Agricultural Products	$1,067	$1,098	(3)%
Energy	982	1,173	(16)
Industrial	1,410	1,340	5
Premium	1,551	1,511	3
Total	$5,010	$5,122	(2)%
Revenue Carloads (Thousands)
Agricultural Products	259	279	(7)%
Energy	358	419	(15)
Industrial	429	411	4
Premium [a]	1,041	1,016	2
Total	2,087	2,125	(2)%
Average Revenue per Car
Agricultural Products	$4,123	$3,942	5%
Energy	2,740	2,799	(2)
Industrial	3,292	3,262	1
Premium	1,489	1,487	-
Average	$2,401	$2,411	-%

[a]For intermodal shipments, each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2019	2018
Assets
Cash and cash equivalents	$1,059	$1,273
Short-term investments	60	60
Other current assets	2,834	2,830
Investments	1,951	1,912
Net properties	52,856	52,679
Operating lease assets	2,146	-
Other assets	413	393
Total assets	$61,319	$59,147

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,703	$1,466
Other current liabilities	3,559	3,160
Debt due after one year	23,409	20,925
Operating lease liabilities	1,663	-
Deferred income taxes	11,408	11,302
Other long-term liabilities	1,835	1,871
Total liabilities	43,577	38,724
Total common shareholders' equity	17,742	20,423
Total liabilities and common shareholders' equity	$61,319	$59,147

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2019	2018
Operating Activities
Net income	$1,391	$1,310
Depreciation	549	543
Deferred income taxes	103	112
Other - net	(84)	(64)
Cash provided by operating activities	1,959	1,901
Investing Activities
Capital investments	(752)	(910)
Purchases of short-term investments	(90)	(60)
Maturities of short-term investments	90	60
Other - net	(32)	(9)
Cash used in investing activities	(784)	(919)
Financing Activities
Debt issued	2,992	150
Common share repurchases	(2,987)	(1,166)
Dividends paid	(626)	(568)
Debt repaid	(560)	(237)
Accelerated share repurchase programs pending final settlement	(500)	-
Net issuance of commercial paper	299	636
Other - net	(23)	(24)
Cash used in financing activities	(1,405)	(1,209)
Net Change in Cash, Cash Equivalents and Restricted Cash	(230)	(227)
Cash, cash equivalents, and restricted cash at beginning of year	1,328	1,275
Cash, Cash Equivalents, and Restricted Cash at End of Period	$1,098	$1,048
Free Cash Flow*
Cash provided by operating activities	$1,959	$1,901
Cash used in investing activities	(784)	(919)
Dividends paid	(626)	(568)
Free cash flow	$549	$414

*Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2019	2018	%
Operating/Performance Statistics
Freight car velocity (daily miles per car)	185	173	7%
Average train speed (miles per hour)*	23.3	24.8	(6)
Average terminal dwell time (hours)*	26.6	33.0	(19)
Locomotive productivity (GTMs per horsepower day)	111	105	6
Gross ton-miles (GTMs) (millions)	210,319	226,929	(7)
Workforce productivity (car miles per employee)	812	826	(2)
Employees (average)	40,053	41,735	(4)

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 2.07	$ 2.13	(3)%
Fuel consumed in gallons (millions)	248	267	(7)
Fuel consumption rate**	1.182	1.175	1

Revenue Ton-Miles (Millions)
Agricultural Products	23,586	25,173	(6)%
Energy	35,215	43,962	(20)
Industrial	24,318	24,290	-
Premium	23,531	23,975	(2)
Total	106,650	117,400	(9)%

*AAR reported performance measures.

**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Adjusted Debt / Adjusted EBITDA*

Millions, Except Ratios	Mar. 31,	Dec. 31,
for the Trailing Twelve Months Ended [a]	2019	2018
Net income	$6,047	$5,966
Less:
Other income	213	94
Add:
Income tax expense	1,773	1,775
Depreciation	2,197	2,191
Interest expense	931	870
EBITDA	$10,735	$10,708
Interest on operating lease liabilities**	77	84
Adjusted EBITDA (a)	$10,812	$10,792
Debt	$25,112	$22,391
Operating lease liabilities***	2,080	2,271
Unfunded pension and OPEB, net of taxes of $128 and $135	446	456
Adjusted debt (b)	$27,638	$25,118
Adjusted debt / Adjusted EBITDA (b/a)	2.6	2.3

[a]

The trailing twelve months income statement information ended March 31, 2019 is recalculated by taking the twelve months ended December 31, 2018, subtracting the three months ended March 31, 2018, and adding the three months ended March 31, 2019.

*Total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB obligation divided by net income less other income plus income tax expense, depreciation, interest expense, and interest on operating lease liabilities. Adjusted debt to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and interest on operating lease liabilities) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The table above provides reconciliations from net income to adjusted debt to adjusted EBITDA. At both March 31, 2019 and December 31, 2018, the incremental borrowing rate on operating lease liabilities was 3.7%.

**Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.

***Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases. ASU 2016-02 requires companies to recognize lease assets and lease liabilities on the balance sheet. Prior to adoption, the present value of operating leases was used in this calculation.